STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of July 18, 2006, by and among Strativation, Inc., formerly known as SalesTactix, Inc., Age Research, Inc., Volt Research, Inc., and Mammon Oil & Gas, Inc., a publicly traded Delaware corporation (the “Company”), George LeFevre, an individual (“LeFevre”), Scott Absher, an individual (“Absher”), and each of the undersigned purchasers identified on the signature pages hereto and on Schedule A attached hereto (collectively, the “Purchasers”).

R E C I T A L S

A.           The Company has authorized the sale and issuance to the Purchasers of 3,800,000 shares of its $0.001 par value common stock (the “Shares”), which is quoted on the Over The Counter Bulletin Board (the “OTCBB”) under the symbol “STRV.OB”, pursuant to the exemption from registration provided by Section 4(2) of the Securities Acts of 1933, as amended (the “Securities Act”).

B.           Once sold and issued, the Shares shall constitute approximately 34% of the outstanding shares of capital stock and voting equity of the Company.

C.           LeFevre and Absher are entering into this Agreement for the purpose of providing the indemnification discussed herein.

NOW, THEREFORE, the parties agree as follows:

A G R E E M E N T

1.            Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference.

2.            Sale and Purchase of the Shares. Subject to the terms and conditions hereof, at the Closing, the Company agrees to sell to the Purchasers, and each of the Purchasers agrees to purchase that number of the Shares, as set forth on Schedule A attached hereto, from the Company for an aggregate purchase price of $237,669.00 in cash (the “Purchase Price”).

3.            Closing. The purchase and sale of the Shares (the “Closing”) shall take place at the offices of Richardson & Patel, LLP, Los Angeles, CA 90024, at 12:00 p.m., Pacific Standard Time, on July 18, 2006, or such other date and time as the parties may mutually agree (the “Closing Date”), upon satisfaction of the closing conditions set forth in Section 6 of this Agreement. Pursuant to an Escrow Agreement duly executed by the parties (the “Escrow Agreement”) and attached as Exhibit A to the Agreement of even date herewith between the Purchasers and LeFevre (the “Securities Purchase Agreement”), Richardson & Patel, LLP (the “Escrow Agent”) shall act as the escrow agent for this transaction and shall hold and distribute the Purchase Price and the Shares as required by the terms of this Agreement and the Escrow Agreement.

4.            Representations and Warranties of The Company. Each of the Company, LeFevre, and Absher jointly and severally, hereby represents and warrants to the Purchasers as follows:

4.1          Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to own, lease, and operate its business and properties, and fully qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material or adverse effect on the Company.

4.2        Authorization. All action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement and the performance of the Company’s obligations hereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement shall constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3        Valid Issuance of Shares. The Shares, when sold and issued in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

4.4        Capitalization. The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock, par value $0.001 per share, of which 10,636,000 shares are and will be issued and outstanding at the Closing (the “Company Shares”). All of the Company Shares are duly authorized, validly issued, fully paid, and non-assessable, and have not been issued in violation of any preemptive right of stockholders. The Company Shares are not, and those shares of Common Stock when issued in accordance with the terms hereof will not be, subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment, or other right of any character obligating or entitling the Company to issue, sell, redeem, or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the common stock of the Company, nor has the Company, or any of its agents, orally agreed to issue any of the foregoing. There are no declared or accrued unpaid dividends with respect to any shares of the Company’s Common Stock. There are no agreements, written or oral, between the Company and any of its shareholders, or among any of the Company’s shareholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company. There are no outstanding Company Shares that are subject to vesting. The Company has no other capital stock authorized, issued, or outstanding.

4.5        No Subsidiaries. On the Closing Date, after giving effect to the Debt Cancellation Agreement of even date herewith between the Company and LeFevre (the “Debt Cancellation Agreement”), the Company shall not, directly or indirectly, own any shares of any capital stock or other equity interest in, shall not have any investment in, and shall not control or have any proprietary interest in, any corporation, partnership, joint venture, or other business association or entity (“Subsidiary Interests”). To the extent that the Company directly or indirectly owns any Subsidiary Interests prior to the Closing Date, the Company shall divest itself of any and all such Subsidiary Interests, including but not limited to any and all of the issued and outstanding shares of Xsellsys, Inc., a California corporation and wholly-owned subsidiary of the Company (the “Subsidiary”). At the Closing, all of the outstanding equity of the Subsidiary shall be irrevocably assigned to LeFevre pursuant to the Debt Cancellation Agreement.

4.6        No Assets, Liabilities, or Obligations. At the Closing: (a) the Company shall not have any assets of any kind, (b) neither the Company, nor any other person or entity, shall be in breach or in default under any contract, agreement, arrangement, commitment, or plan to which the Company is a party, and the Company shall not have received any notice of default under any contract, agreement, arrangement, commitment, or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the Closing Date, (c) no event or action shall have occurred, shall be pending, or shall have been threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the Company’s knowledge, any other person or entity, (d) the Company shall have no liabilities or obligations whatsoever, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted, or otherwise, whether or not such liabilities or obligations are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, with the exception of the liabilities and obligations as set forth in Schedule 4.6(d) attached hereto, which shall be fully satisfied or extinguished pursuant to the terms of the Escrow Agreement, and (e) any and all outstanding liabilities and obligations of the Company existing prior to the Closing Date, including but not limited to the liabilities reflected in the unaudited balance sheet in the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, as updated by Absher, LeFevre, and the Company, and specifically set forth in Schedule 4.6(e) to the Securities Purchase Agreement, shall have been fully satisfied or extinguished pursuant to the terms of the Debt Cancellation Agreement, the Debt Restructuring Agreement, of even date herewith, by and among the Company and Absher (the “Debt Restructuring Agreement”), and the Escrow Agreement.

4.7       No Conflicts or Defaults. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will: (a) contravene the Company’s Certificate of Incorporation or Bylaws, as amended, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which the Company is a party, or by which the Company’s property may be bound, (c) violate any judgment, order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, or (d) give rise to any cause of action to any party, or result in the creation of, or give any party the right to create, any lien, charge, encumbrance, or any other right that is adverse to any interest of the Company.

4.8          SEC Documents. On or prior to the Closing Date, the Company shall have filed or submitted to the Securities and Exchange Commission (“SEC”) or National Association of Securities Dealers (“NASD”) all reports or documents required to be filed or submitted by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file or submit such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Documents”). The SEC Documents constitute all of the documents and reports that the Company was required to file or submit pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder by the SEC since July 1, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9	Financial Statements.

(a)         Included in the SEC Documents are: (1) the unaudited balance sheet of the Company, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the quarter ended March 31, 2006, contained in the Company’s Quarterly Report on Form 10-QSB, filed with the SEC on May 16, 2006, (2) the audited balance sheets of the Company, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the years ended December 31, 2005 and 2004, contained in the Company’s Annual Report on Form 10-KSB, filed with the SEC on May 16, 2006, (3) the unaudited balance sheet of the Company, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the quarter ended September 30, 2005, contained in the Company’s Quarterly Report on Form 10-QSB, filed with the SEC on November 18, 2005, (4) the unaudited balance sheet of the Company, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the quarter ended June 30, 2005, contained in the Company’s Quarterly Report on Form 10-QSB, filed with the SEC on August 23, 2005, and, (5) the unaudited balance sheet of the Company, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the quarter ended March 31, 2005, contained in the Company’s Quarterly Report on Form 10-QSB, filed with the SEC on June 20, 2005, (collectively, the “Company’s Financials”).

(b)         The Company’s Financials: (i) are in accordance with the books and records of the Company, (ii) are correct and complete, (iii) fairly present the financial position and results of operations of the Company as of the dates indicated, (iv) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (v) were prepared in accordance with U.S. GAAP (except that interim financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the Company, its business, financial condition, or results of operations).

(c)          Notwithstanding any of the information contained in the Company’s Financials, including but not limited to any exhibits, schedules, or notes thereto, at Closing, the Company shall have no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise, and whether required to be reflected on a balance sheet or not), subject to Section 4.6 herein.

4.10      Events Subsequent to Financial Statements. Except as reflected in the annual and quarterly reports, including the Company’s Financials: (a)  the Company has not entered into any transaction or contract, other than the ancillary agreements hereto, or conducted any business other than seeking a business combination or other strategic transaction; (b) the Company has not failed to pay and discharge its current liabilities in the ordinary course of business consistent with past practice, except as disclosed in Schedule 4.6(d); (c) the Company has not incurred any indebtedness or liability or assumed any obligations; (d) the Company has not waived or released any right of any material value; (e) the Company has not paid any compensation or benefits to officers or directors of the Company; (f) the Company has not made or authorized any amendment to its Certificate of Incorporation or Bylaws, other than such amendments previously disclosed to the Purchasers in writing; and (g) there has been no material or adverse change in the condition (financial or otherwise) of the properties, assets, liabilities, or business of the Company.

4.11       Taxes. The Company has filed all United States federal, state, county, local and foreign, national, provincial and local tax returns and reports which were required to be filed on or prior to the Closing Date in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable (except as disclosed in Schedule 4.6(d)), or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such tax returns and reports filed on or prior to the Closing Date have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all respects. The amount shown on the Company’s most recent balance sheet as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign Taxes for the period then ended and all prior periods. No tax return or tax return liability of the Company has been audited or, is presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance, and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Company’s Financials. All such amounts and penalties are set forth in the Company’s balance sheet.

4.12      Real Property. The Company does not own or lease any real property, and shall not own or lease any real property on the Closing Date.

4.13	Compliance.

(a)          The Company is not conducting its business or affairs in violation of any applicable federal, state, or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process, or requirement.

(b)          The Company is in compliance with all applicable federal, state, local, and foreign laws and regulations. There are no claims, notices, actions, suits, hearings, investigations, inquiries, or proceedings pending or, to the knowledge of the Company, threatened against the Company, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any circumstances.

4.14       Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals, and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate, and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially or adversely affect the Company. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state, or local agency or other regulatory body, the failure of which to obtain would materially or adversely affect its business.

4.15       Public Trading of the Company. The Company’s Common Stock is currently quoted on the OTCBB. The Company is, and the Company, Absher, and LeFevre have no reason to believe that the Company will not continue to be, in the foreseeable future, in full compliance with any of the requirements for quotation on the OTCBB.

4.16	Litigation.

(a)         There is no claim, dispute, action, suit, inquiry, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or any ancillary agreement or instrument hereto, at law or in equity or admiralty or before any federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality, nor has any such claim, dispute, action, suit, proceeding, or investigation been pending or threatened, during the 12 month period preceding the date hereof.

(b)        There is no outstanding judgment, order, writ, ruling, injunction, stipulation, or decree of any court, arbitrator, or federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality, against or affecting the business of the Company. In particular, the Company is not subject to any liability or obligation whatsoever arising out of any civil proceeding or action filed in California by Credit Managers Association against Age Research, Inc., or any other name by which the Company has been known, within the last twenty years, and any judgment registered in the name of Catherine Rondema within the last fifteen years shall have been fully satisfied prior to or on the Closing Date.

(c)         The Company has not received any written or verbal inquiry from any federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality concerning the possible violation of any law, rule, or regulation.

4.17       Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations, or filings with any U.S., federal or state, governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and shall be effective as of, the Closing Date. All third party consents, approvals, orders or authorizations required to be obtained by the Company in connection with the consummation of the transactions contemplated herein have been obtained prior to, and shall be effective as of, the Closing Date.

4.18       Patents, Trademarks, and Intellectual Property Rights. On or prior to the Closing Date, the Company shall not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s), or proprietary rights of any nature. The business conducted by the Company has not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how, or other intellectual property rights of any other person or entity.

4.19       Brokers and Finders. Neither the Purchasers nor the Company shall be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Company, LeFevre, or Absher and a third person in respect of the transactions contemplated hereby. LeFevre and Absher hereby agree to indemnify the Purchasers and the Company against any claim by any third person for any commission, brokerage fee, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company or LeFevre or Absher and such third person, whether express or implied from the actions of the Company, LeFevre, or Absher.

4.20       Affiliate Transactions. With the sole exception of the ancillary agreements hereto, neither the Company nor any officer, director, or employee of the Company (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment, or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used by or necessary to the Company which will subject the Company to any liability or obligation from and after the Closing Date. On or prior to the Closing, the Business Consulting Agreement dated June 23, 2004, as amended, between the Company and NeoTactix, Inc. (also known as NeoTactix Corporation), a Nevada corporation (the “Consulting Agreement”), shall be amended to be deemed fully performed by the parties thereto and terminated on or prior to June 1, 2006, with all shares issued thereunder duly and validly issued, fully paid, and non-assessable, and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

4.21       Books and Records. Copies of the Company’s Certificate of Incorporation, Bylaws, other governing documents, agreements, correspondence, and various other corporate records previously forwarded by the Company, Absher, and LeFevre to the Purchasers prior to the Closing Date, are true, correct, and complete. The minute books of the

Company as forwarded to the Purchasers contain true and complete records of all meetings and consents in lieu of meetings of the Company’s Board of Directors (and any committees thereof), similar governing bodies, or shareholders since the time of the Company’s organization. On or prior to the Closing, the Company shall deliver possession of all corporate books and records, including all accounting books and records, of the Company to the Purchasers or their counsel.

4.22       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers presently or previously employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers, except as disclosed in Schedule 4.6(d).

4.23       Environmental Matters. The Company has never: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied, or leased; or (ii) illegally released any material amount of any substance that has been designated by any governmental entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous, or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained.

4.24       Schedules. All lists or other statements, information, or documents set forth in, attached to any Schedule provided pursuant to this Agreement, or delivered hereunder shall be deemed to be representations and warranties by the Company with the same force and effect as if such lists, statements, information, and documents were set forth herein, and such representations and warranties shall survive with full force and effect after the Closing Date.

4.25       Disclosure. The representations and warranties and statements of fact made by the Company in this Agreement are accurate, correct, and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

5.            Representations and Warranties of the Purchasers. The Purchasers hereby represent and warrant to the Company as follows:

5.1	Investment and Related Representations.

(a)          Shares as “Restricted” Securities. The Purchasers are aware that neither the Shares nor the offer or sale thereof to the Purchasers have been registered under the Securities Act, or under any foreign or state securities law. The Purchasers acknowledge that the Shares are being offered pursuant to certain exemptions from Section 5 of the Securities Act for offers and sale of securities not involving an issuer, underwriter, or dealer. The Purchasers understand that the Shares are “restricted” securities under U.S. federal securities laws inasmuch as they are being acquired from an affiliate of the issuer and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchasers represent that they are familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of “restricted” securities that can be sold in compliance with the rule upon completion of the holding period), and understand the resale limitations imposed thereby and by the Securities Act. The Purchasers understand that each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT.”

The Purchasers agree that they will not sell any portion of the Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Purchasers understand that the Company shall refuse to transfer the Shares except in accordance with the restrictions and agreements of the Purchasers set forth in this Section 5.1.

(b)          Investment Representation. The Shares are being acquired by the Purchasers pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

(c)          No Public Solicitation. The Purchasers are acquiring the Shares after private negotiation and has not been attracted to the acquisition of the Shares by any press release, advertising, or publication.

(d)          Investor Sophistication and Ability to Bear Risk of Loss. The Purchasers acknowledge that the Purchasers are able to protect the Purchasers’ interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Purchasers’ financial condition. The Purchasers otherwise have such knowledge and experience in financial or business matters that the Purchasers are capable of evaluating the merits and risks of the investment in the Shares.

(e)          Informed Investment Decision. The Purchasers have received all information that they requested from the Company in order to make an informed investment decision with respect to the Shares.

6.	Conditions to Closing.

6.1        Conditions to Obligations of the Purchasers. The obligations of the Purchasers under this Agreement shall be subject to each of the following conditions:

(a)         Closing Deliveries. At the Closing, the Company shall have delivered or caused to be delivered to the Escrow Agent the following:

(i)           this Agreement, duly executed by the Company, LeFevre, and Absher;

(ii)	the Securities Purchase Agreement, duly executed by LeFevre;

(iii)        the Debt Cancellation Agreement and the Escrow Agreement, duly executed by the Company and LeFevre;

(iv)         the Debt Restructuring Agreement, duly executed by the Company and Absher;

(v)	a certificate representing the Shares;

(vi)         all of the books and records (including, but not limited to accounting records) of the Company; and

(vii)       such other documents as the Purchasers or their counsel may reasonably request in connection with the transactions contemplated hereby.

(b)          Truthfulness and Accuracy of Representations and Warranties. The representations and warranties of the Company contained herein, including those contained in the schedules and exhibits attached hereto, shall be true in all material respects at the Closing, with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)          Satisfaction of Closing Conditions of Securities Purchase Agreement. All of the Closing conditions set forth in the Securities Purchase Agreement shall have been fully satisfied.

6.2        Conditions to Obligations of The Company. The obligations of the Company under this Agreement shall be subject to each of the following conditions:

(a)         Closing Deliveries. At the Closing, the Purchasers shall have delivered or caused to be delivered to the Escrow Agent the following:

(i)           this Agreement, the Securities Purchase Agreement and the Escrow Agreement, duly executed by the Purchasers;

(ii)          the Purchase Price by wire transfer to the account of the Escrow Agent, as per the terms of the Escrow Agreement; and

(iii)        such other documents as the Company or its counsel may reasonably request in connection with the transaction contemplated hereby.

(b)          Truthfulness and Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true in all material respects at the Closing, with the same effect as though made at such time. The Purchasers shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)          Satisfaction of Closing Conditions of Securities Purchase Agreement. All of the Closing conditions set forth in the Securities Purchase Agreement shall have been fully satisfied.

7.            Brokers and Finders.   Neither the Purchasers nor the Company shall be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Company, LeFevre, or Absher and a third person in respect of the transactions contemplated hereby.

8.	Indemnification.

(a)          LeFevre and Absher (the “Indemnitors”) hereby agree to indemnify and hold harmless the Company and the Purchasers and their respective affiliates, officers, directors, partners, members, managers, shareholders, employees, and agents (the “Indemnified Parties”) from and against any and all losses, claims, damages, judgments, penalties, liabilities, and deficiencies, and agrees to reimburse the other for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel) to the extent arising out of or in connection with: (i) any material misrepresentation or material breach of any of the Company’s representations or warranties contained in this Agreement; (ii) any failure by the Company to perform any of its covenants, agreements, undertakings, or obligations set forth in this Agreement or any ancillary agreement hereto, or (iii) any operations of the Company or transactions involving the Company occurring on or prior to the Closing Date, which took place while LeFevre or Absher were directors or officers of the Company, or which LeFevre or Absher had knowledge of on or prior to the Closing Date.

(b)          The Indemnitors agree to indemnify the Indemnified Parties against any and all debts, liabilities, and obligations of the Company (whether contingent or otherwise) existing or arising on or before the Closing Date. The Indemnitors hereby agree to indemnify the Indemnified Parties against any claim by any third person for any commission, brokerage fee, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company, LeFevre, or Absher and such third person, whether express or implied from the actions of the Company, LeFevre or Absher. Following the Closing, the Indemnitors agree to pay any and all such pre-existing debts, liabilities, and obligations when and as such liabilities and obligations are discovered or become due, upon demand made by the Purchasers.

(c)          If any claim or liability should be asserted against any of the Indemnified Parties after the Closing for which the Indemnitors have an indemnification obligation under the terms of this Section 8 (a “Claim”), then the Indemnified Parties shall notify the Indemnitors within 20 days after the Claim is asserted (such notification being referred to as a “Claim Notice”) and give the Indemnitors a reasonable opportunity to take part in any examination of the books and records of the Indemnified Parties relating to such Claim and to assume the defense of such Claim in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnified Parties and/or settle the Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits, or settlements with respect to any Claim shall be borne by the Indemnitors. If the Indemnitors agree to assume the defense of any Claim in writing within 20 days after the Claim Notice of such Claim has been delivered, through counsel reasonably satisfactory to the Indemnified Parties, then the Indemnitors shall be entitled to control the conduct of such defense and any decision to settle such Claim, so long as the Indemnitors shall continue such defense until the final resolution of such Claim. The Indemnitors shall be responsible for paying all expenses in connection with the defense of any Claim, and shall be responsible for paying all settlements made or judgments entered with respect to any Claim. The Indemnified Parties must approve any settlement of a Claim. A failure by the Indemnified Parties to timely give the Claim Notice shall not excuse the Indemnitors from any indemnification liability.

(d)         If the Indemnitors shall not agree to assume the defense of any Claim in writing within 20 days after the Claim Notice of such Claim has been delivered, or shall fail to continue such defense until the final resolution of such Claim, then the Indemnified Parties may defend against such Claim in such manner as they may deem appropriate and may settle such Claim on such terms as they may deem appropriate. The Indemnitors shall promptly reimburse the Indemnified Parties for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnified Parties in connection with the defense or settlement of such Claim. If no settlement of such Claim is made, then the Indemnitors shall satisfy any judgment rendered with respect to such Claim before the Indemnified Parties are required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnified Parties in the defense against such Claim.

(e)         The indemnification obligations of the Indemnitors as provided in this Section 8 shall survive the Closing. If any amounts are owing or in dispute to the Purchasers from the Indemnitors in accordance with the terms of this Agreement and such amounts are not paid to the Purchasers promptly upon request, in any such case, the Purchasers may elect (but shall not be required to elect and may pursue remedies directly against the Indemnitors) to offset any such amounts against any shares of the Company’s Common Stock then held by the Indemnitors by canceling that number of shares held by the Indemnitors with a fair market value equal to the amount due to the Purchasers, such shares being delivered to the Purchasers for cancellation promptly upon request by the Purchasers or their counsel. The Purchasers shall be entitled, in their sole discretion, to elect to offset any such amounts, but shall not be required to elect any such offset.

9.	Miscellaneous.

9.1          Cumulative Remedies. Subject to Section 8, any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

9.2          Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

9.3          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

9.4        Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.5          Notices. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

If to PURCHASER:	Richardson & Patel, LLP Attn.: Kevin Leung, Esq. 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024

If to the COMPANY:	Strativation, Inc. c/o Richardson & Patel, LLP Attn.: Kevin Leung, Esq. 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024

If to LEFEVRE:	George LeFevre 18101 Von Karman Avenue, Suite 330 Irvine, California 92612

If to ABSHER:	Scott Absher 18101 Von Karman Avenue, Suite 330 Irvine, California 92612

9.6          Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.7          Entire Agreement. This Agreement, and the other agreements specifically referred to herein and therein, constitute the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersede all prior and contemporaneous agreements and understandings.

9.8          Governing Law; Venue. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof. Any action brought under this Agreement shall be brought in a state or Federal court having competent subject matter jurisdiction and located in the City of Los Angeles in accordance with the applicable procedure therefore.

9.9          Injunctive Relief. The parties agree that a breach of this Agreement may cause the Purchasers irreparable harm for which monetary damages are not adequate. In addition to all other available legal remedies, the Purchasers shall have the right to injunctive relief to enforce this Agreement.

9.10       Survival. All representations and warranties made by the parties in connection with this Agreement shall survive the Closing.

IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

[Signature Page Follows]

“THE COMPANY”    STRATIVATION, INC.

By: /s/ Scott Absher

Scott Absher
Chief Executive Officer

“LEFEVRE”

/s/ George LeFevre

GEORGE LEFEVRE

“ABSHER”

/s/ Scott Absher

SCOTT ABSHER

“THE PURCHASERS”	[Signatures set forth in Schedule A]